SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐ Confidential	for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-12

PROTON ENERGY SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2003

Dear Proton Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Proton Energy Systems, Inc. The Annual Meeting will be held at the Omni New Haven Hotel at Yale, 155 Temple Street, New Haven, CT 06510, on Tuesday, June 3, 2003, beginning at 9:30 a.m., local time.

The enclosed proxy statement describes the matters that will be presented at the meeting: (1) the election of two Class III directors for a three-year term to extend until the 2006 Annual Meeting of Stockholders and (2) the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, signing the proxy will not prevent you from voting your stock as you wish, as the proxy is revocable at your option.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Walter W. Schroeder

President and Chief Executive Officer

PROTON ENERGY SYSTEMS, INC.

10 Technology Drive

Wallingford, CT 06492

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 3, 2003

The Annual Meeting of Stockholders of Proton Energy Systems, Inc. (the “Company”) will be held at the Omni New Haven Hotel at Yale, 155 Temple Street, New Haven, CT 06510, on Tuesday, June 3, 2003 at 9:30 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class III directors for a three-year term extending until the 2006 Annual Meeting of Stockholders.

2.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on April 11, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company’s stockholders is open for examination to any stockholder at the principal executive offices of the Company, 10 Technology Drive, Wallingford, CT 06492 and will be available at the Annual Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

Lawrence C. Moulthrop, Jr.

Secretary

April 28, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

PROTON ENERGY SYSTEMS, INC.

10 Technology Drive

Wallingford, CT 06492

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 3, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Proton Energy Systems, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Tuesday, June 3, 2003 and at any adjournment thereof (the “Annual Meeting”).

All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

On April 11, 2003, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 33,472,311 shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”). Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 are first being sent or given to stockholders on or about April 30, 2003. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to the Company, attention of Lawrence C. Moulthrop, Jr., Secretary, 10 Technology Drive, Wallingford, CT 06492.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 11, 2003 by (i) each person who has reported to the Securities and Exchange Commission beneficial ownership of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2002 (the “Named Executive Officers”) and (iv) all executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

Except as set forth herein, the business address of the named beneficial owner is c/o Proton Energy Systems, Inc., 10 Technology Drive, Wallingford, CT 06492.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (%)
Entities Affiliated with Arete Corporation (2) P.O. Box 1299 Center Harbor, NH 03226	3,788,414	11.3%
Connecticut Innovations, Inc. 999 West Street Rocky Hill, CT 06067	1,810,650	5.4%
The Beacon Group Energy Investment Fund II, L.P. c/o J.P. Morgan Partners LLC 1221 Avenue of the Americas 40th Floor New York, NY 10020	2,877,143	8.6%
Walter W. Schroeder (3)	699,995	2.1%
Trent M. Molter (4)	495,752	1.5%
Richard A. Aube (5)	2,916,143	8.7%
Gerald B. Ostroski (6)	57,000	*
Philip R. Sharp (7)	43,500	*
Robert W. Shaw, Jr. (8)	4,026,700	12.0%
Larry M. Sweet (9)	175,000	*
James H. Ozanne (10)	285,977	*
Michael J. Cudahy (11)	226,421	*
Terry V. Derrico	—	*
Robert J. Friedland (12)	444,283	1.3%
All executive officers, directors and nominees for directors, as a group (12 persons) (13)	9,462,995	28.3%

*	Less than 1%.
(1)	The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 11, 2003 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	Represents 1,534,620 shares of Common Stock held of record by Utech Climate Challenge Fund, L.P., 1,891,763 shares of Common Stock held of record by UVCC Fund II, 285,715 shares of Common Stock held of record by UVCC II Parallel Fund, L.P. and 76,316 shares of Common Stock held of record by Micro-Generation Technology Fund, LLC.
(3)	Includes 355,039 shares subject to options exercisable within 60 days after April 11, 2003.
(4)	Includes 227,129 shares subject to options exercisable within 60 days after April 11, 2003.
(5)	Includes 2,877,143 shares of Common Stock held of record by The Beacon Group Energy Investment Fund II, LP. Mr. Aube serves in a managerial capacity with The Beacon Group Energy Investment Fund II, LP. Mr. Aube disclaims beneficial ownership of these shares. Also includes 39,000 shares subject to options held by Mr. Aube which are exercisable within 60 days after April 11, 2003.
(6)

Includes 15,000 shares of Common Stock held of record by Mr. Ostroski’s wife. Also includes 42,000 shares subject to options held by Mr. Ostroski which are exercisable within 60 days after April 11, 2003. Does not include shares of Common Stock beneficially owned by MP

Investments, Inc., a wholly-owned subsidiary of Minnesota Power, Inc. Mr. Ostroski served as a vice president of Minnesota Power until his retirement in July 2002, but does not have or share investment or voting control over these shares.

(7)	Includes 42,500 shares subject to options exercisable within 60 days after April 11, 2003.
(8)	Includes the 3,788,414 shares listed in footnote 2 above. Dr. Shaw is the president of Arete Corporation, which is the manager of Micro-Generation Technology Fund, LLC. Dr. Shaw is the general partner of the general partner of UVCC Fund II and UVCC II Parallel Fund, L.P. and the managing member of the general partner of Utech Climate Challenge Fund, L.P. Dr. Shaw disclaims beneficial ownership of these shares. Also includes 44,000 shares subject to options held by Dr. Shaw exercisable within 60 days after April 11, 2003 and 194,286 shares that are beneficially owned.
(9)	Includes 125,000 shares subject to options exercisable within 60 days after April 11, 2003.
(10)	Includes 14,021 shares subject to options exercisable within 60 days after April 11, 2003.
(11)	Includes 11,521 shares subject to options exercisable within 60 days after April 11, 2003.
(12)	Includes 176,864 shares subject to options exercisable within 60 days after April 11, 2003.
(13)	See notes 4 through 12 above. Also includes 1,154,417 shares of Common Stock subject to options exercisable within 60 days after April 11, 2003 owned by officers not separately listed.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast on the matter is required for the election of the Class III directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the ratification of the selection of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

The Company has a classified Board of Directors currently consisting of two Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2004, 2005 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The persons named in the enclosed proxy will vote to elect, as Class III directors, Walter W. Schroeder and Robert W. Shaw, Jr., unless authority to vote for either or both of the nominees is withheld by marking the proxy to that effect. Each Class III director will be elected to hold office until the 2006 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, including those who are nominees for election as Class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and nominee for director, directly or indirectly, as of April 11, 2003 appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Directors Whose Terms Expire in 2003 (Class III Directors)

Walter W. Schroeder, one of the Company’s founders, is 54 years old and has served as the Company’s President and Chief Executive Officer, and as a director, since the Company’s founding in August 1996. From 1991 to August 1996, Mr. Schroeder served as an officer of AES Corp., an independent power company. From 1986 to 1991, Mr. Schroeder was a vice president in the investment banking division of Goldman Sachs & Co. Mr. Schroeder holds BS and MS degrees from Massachusetts Institute of Technology.

Robert W. Shaw, Jr. is 61 years old and has served as the Company’s Chairman of the Board of Directors since the Company’s founding in August 1996. Dr. Shaw has served as President of Arete Corporation, a private investment firm, since March 1997. From 1983 to 1997, Dr. Shaw served as President of Arete Ventures, Inc., a private investment firm he founded to invest in the fields of modular/dispersed power generation, renewable power generation and specialty materials. Prior to that time, Dr. Shaw was a senior vice president and director of Booz Allen & Hamilton, a consulting firm, where he founded the firm’s energy division. Dr. Shaw holds BEP and MS degrees from Cornell University, an MPA from American University and a PhD in applied physics from Stanford University. He serves as a director of Evergreen Solar, Inc., a public company which makes photovoltaic products, and CellTech Power, Inc., H2Gen Innovations, Inc. and Northern Power Systems, Inc., each a private power technology company.

Directors Whose Terms Expire in 2004 (Class I Directors)

Michael J. Cudahy is 79 years old and has served as a director since September 2002. Mr. Cudahy co-founded and, prior to its sale to General Electric Company in 1998, served from 1965 to 1998 as Chairman of the Board, and from 1965 to 1997 as Chief Executive Officer, of Marquette Medical Systems, Inc. Mr. Cudahy serves on the boards of Molecular OptoElectronics Corp., Nextec Applications, Inc. and Cyclics Corporation. Mr. Cudahy is also a former board member of Plug Power Inc.

Gerald B. Ostroski is 61 years old and has served as a director since February 1999. Mr. Ostroski has served as Vice President of Minnesota Power, Inc. since January 1982 until his retirement from that firm as Vice President, Emerging Technology Investments in July 2002. During his tenure at Minnesota Power, Mr. Ostroski also served as president of Minnesota Power’s Synertec subsidiary and served as a director or officer of several other Minnesota Power subsidiaries. He also served on the Board of Directors of the Minnesota High Technology Association, and serves on and chaired the University of Minnesota’s Natural Resources Research Institute Industry Advisory Board. Mr. Ostroski

is a registered professional engineer, licensed in Minnesota. Mr. Ostroski holds a BSEE from the University of Wisconsin.

Philip R. Sharp is 60 years old and has served as a director since March 1999. Dr. Sharp is currently an energy policy consultant and formerly served as a lecturer at the John F. Kennedy School of Government of Harvard University. From July 1995 to February 1998, Dr. Sharp also served as Director of Harvard University’s Institute of Politics, and is currently a member of the Institute’s senior advisory board. From 1975 to 1995, Dr. Sharp served as a member of the United States House of Representatives, representing the second district of Indiana. He was a member of the House Energy and Commerce Committee and the Interior Committee. Dr. Sharp also chaired the Subcommittee on Fossil and Synthetic Fuels and the Energy and Power Subcommittee. Dr. Sharp holds a BSFS in foreign service and a PhD in government from Georgetown University. He serves as a director of Cinergy Corp. and New England Power Co.

Nominees for Terms Expiring in 2005 (Class II Directors)

Richard A. Aube is 34 years old and has served as a director since April 2000. Mr. Aube is currently a general partner of The Beacon Group Energy Funds, a private investment firm and an affiliate of J.P. Morgan Partners. Prior to that time, Mr. Aube was an investment banker in the natural resources group at Morgan Stanley & Co. Incorporated. Mr. Aube holds a BA from Dartmouth College. He serves as a director of Capstone Turbine Corporation, a public company which makes microturbine generation systems, and STM Power Inc. and Powercell Corporation, each a private power technology company. Mr. Aube has submitted his resignation as a director, to be effective as of June 3, 2003.

James H. Ozanne is 59 years old and has served as a director since September 2002. Mr. Ozanne has served as chairman of Greenrange Partners, a venture capital investment company since 1996. He was previously chairman of Nations Financial Holdings Corporation, president and chief executive officer of US West Capital Corporation and executive vice president of General Electric Capital Corporation. He became a director of FSA Holdings in January 1990 and was vice chairman from May 1998 to July 2000. Mr. Ozanne also serves as director of Fairbanks Capital and Acquisitor Holdings.

Larry M. Sweet is 54 years old and has served as our chief operating officer since May 2002. From 1998 to 2001 Dr. Sweet was President of Carrier Corporation’s component operations and served as Vice President of Operations from 1996 to 1998. From 1991 to 1995 Dr. Sweet was Senior Vice President, Technology of ABB ASEA Brown Boveri, Ltd., Zurich, Switzerland. From 1981 to 1991 Dr. Sweet held technical, sales and general management positions at General Electric Company and from 1974 to 1981, he was a tenured faculty member at Princeton University. Dr. Sweet received his Ph.D. and MS from the Massachusetts Institute of Technology, and a BS from the University of California, Berkeley, all in Mechanical Engineering.

Board and Committee Meetings

The Board of Directors met seven times (including by teleconference) during fiscal 2002.

The Board of Directors has a Compensation Committee, currently composed of Mr. Cudahy, Mr. Ostroski and Mr. Sharp, which reviews executive salaries, administers the Company’s bonus, incentive compensation and stock plans and approves the salaries and other benefits of the Company’s executive officers. In addition, the Compensation Committee consults with the Company’s management regarding the Company’s pension and other benefit plans and compensation policies and practices. The Compensation Committee met three times during fiscal 2002.

The Board of Directors also has an Audit Committee, currently composed of Messrs. Aube, Ostroski, Ozanne and Dr. Shaw, which reviews the professional services provided by the Company’s independent accountants, the independence of such accountants from the Company’s management, the Company’s annual financial statements and its system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the Company’s accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met seven times during fiscal 2002.

The nominees for director have been nominated by the Board of Directors. The Board of Directors does not have a nominating committee.

Compensation of Directors

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

Non-employee directors appointed to our Board of Directors receive, upon election, options to purchase a number of shares of Common Stock equal to 5,000, multiplied by a fraction, the numerator of which is the number of days left until year-end, the denominator of which is 365. These options have an exercise price equal to the fair market value of the Common Stock at the date of grant and vest immediately. Also, the Company has agreed to grant in January of each year to each non-employee director who continues to serve on the Board of Directors an additional option to purchase 5,000 shares of Common Stock. These options have an exercise price equal to the fair market value of the Common Stock at the date of grant and vest one year after grant.

In addition, the Company has agreed to grant non-employee directors the ability to earn options to purchase shares based upon their participation in Board, Audit Committee, Compensation Committee, or Special Committee meetings. Board members who participate in Board meetings received 1,500 options for each meeting attended or 1,000 options for each meeting in which the member participated telephonically. Audit, Compensation, and Special Committee members received 1,000 options for each meeting attended or 500 options for each meeting in which the member participated telephonically. These options have an exercise price equal to the fair market value of the Common Stock at the date of grant and vest immediately.

In 2002, the eligible directors received an aggregate of options to acquire 91,563 shares of our Common Stock. The weighted average exercise price of these options was $4.74.

Compensation of Executive Officers

The table below sets forth, for the years ended December 31, 2000, 2001 and 2002, the total compensation earned by the Company’s Chief Executive Officer and its four other executive officers in the year ended December 31, 2002 whose salary and bonus totaled at least $100,000 for the fiscal year (together, the “Named Executive Officers”). In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or certain other benefits which are available to all of the Company’s salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name And Principal Position	Year	Salary	Bonus	Shares Underlying Options(1)	All Other Compensation(2)
Walter W. Schroeder	2002	$291,520	$—	55,500	$8,718
President and Chief	2001	272,966	50,000	51,285	3,218
Executive Officer	2000	209,487	205,014	466,843	3,218

Trent M. Molter	2002	175,409	—	7,000	6,165
Senior Vice President of Technology	2001	158,072	30,000	31,219	1,451
and New Business	2000	123,202	75,000	215,376	1,451

Robert J. Friedland	2002	156,163	—	7,750	5,845
Senior Vice President of Products	2001	132,656	26,000	30,756	1,284
and Manufacturing	2000	109,573	60,000	136,042	1,284

Terry V. Derrico (3)	2002	159,477	6,000	102,000	—
Senior Vice President of
Sales and Marketing

Larry M. Sweet (4)	2002	162,462	—	475,000	—
Chief Operating Officer

(1)	Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective years. The Company has never granted any stock appreciation rights.
(2)	Includes disability insurance premiums paid on behalf of the Named Executive Officer. In addition, in 2002, the Company made 401(k) matching contributions to Mr. Schroeder ($5,500), Mr. Molter ($4,714) and Mr. Friedland ($4,561).
(3)	Mr. Derrico joined the Company as Senior Vice President of Sales and Marketing in 2002.
(4)	Mr. Sweet joined the Company as Chief Operating Officer in 2002.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options during the year ended December 31, 2002 to the Named Executive Officers. All of these options were granted at fair market value as determined by the Board of Directors on the date of grant. The Company granted no stock appreciation rights during the year ended December 31, 2002.

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
Walter W. Schroeder	5,500	0.5%	$8.61	01/07/12	$29,781	$75,472
Walter W. Schroeder	50,000	4.4	2.99	12/13/12	94,020	238,264
Trent M. Molter	2,000	0.2	8.61	01/07/12	10,830	27,444
Trent M. Molter	5,000	0.4	2.99	12/13/12	9,402	23,826
Robert J. Friedland	2,750	0.2	8.61	01/07/12	14,891	37,736
Robert J. Friedland	5,000	0.4	2.99	12/13/12	9,402	23,826
Terry V. Derrico	80,000	7.1	3.04	08/06/12	152,947	387,598
Terry V. Derrico	22,000	1.9	2.99	12/13/12	41,369	104,836
Larry M. Sweet	425,000	37.5	5.00	05/13/12	1,336,401	3,386,703
Larry M. Sweet	50,000	4.4	2.99	12/13/12	94,020	238,264

(1)	Each option cumulatively vests as to one-quarter of the shares on approximately the first, second, third and fourth anniversaries of the grant date and expires ten years from the date of grant.

Option Exercises and Fiscal Year-End Option Values

The table below sets forth information concerning options exercised by each of the Named Executive Officers during the year ended December 31, 2002 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2002. No stock appreciation rights were exercised during fiscal 2002 by the Named Executive Officers or were outstanding at year end.

Option Exercises and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter W. Schroeder	17,000	$50,150	298,072	413,917	$347,984	$38,830
Trent M. Molter	—	—	193,942	185,655	320,772	30,109
Robert J. Friedland	—	—	153,310	131,127	284,349	24,428
Terry V. Derrico	—	—	—	102,000	—	220
Larry M. Sweet	—	—	25,000	450,000	—	500

The value of unexercised in-the-money options at fiscal year-end has been calculated on the basis of $3.00, which was the last sales price per share of the Common Stock on December 31, 2002, as reported on the Nasdaq National Market, less the per-share exercise price.

Certain Transactions

Stock Purchases by Affiliates

In April 2000, the Company issued an aggregate of 14,306,901 shares of Series C Convertible Preferred Stock to 66 investors at a price of $3.50 per share. The following table indicates the shares issued to affiliates of the Company in that transaction:

Name of Investor	Number of Shares of Series C Convertible Preferred Stock
Entities affiliated with Arete Corporation	1,642,859
The Beacon Group Energy Investment Fund II, LP	2,877,143
Connecticut Innovations, Inc.(1)	1,428,571
John A. Glidden(2)	286

(1)	Includes 285,715 shares of Series C Convertible Preferred Stock issued to Connecticut Innovations/Webster LLC.
(2)	Mr. Glidden is the Company’s Vice President of Finance.

Indemnification Agreements

The Company entered into indemnification agreements with each of its directors and executive officers at the time of the Company’s initial public offering. The indemnification agreements require the Company to indemnify such directors and executive officers to the fullest extent permitted by Delaware law.

Other Related Party Transactions

In October 2001, the Company loaned $275,000 to Mr. Schroeder. The loan had a two-year term and was payable in monthly installments of $10,000 each with a final payment due at maturity. The loan accrued interest at the prime rate. In July 2002, the loan was repaid in full.

In 2001, the Company entered into a contract with STM Power Inc. to develop and deliver hydrogen generators. Under an initial purchase order relating to this agreement, STM has agreed to provide $395,000 for the product development and delivery of prototype hydrogen replenishment systems. In 2002, the Company received purchase orders totaling approximately $550,000 for additional product development and delivery of 57 high-pressure hydrogen generators. Mr. Aube, one of the Company’s directors, is also a director of STM.

Compensation Committee Report on Executive Compensation

This report addresses the compensation policies of the Company applicable to its officers during fiscal 2002. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of non-employee directors. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 2002, the Board of Directors did not modify in any material way or reject any action or recommendation of the Compensation Committee with respect to executive officer compensation.

Executive Compensation Program

The Company’s primary objective in developing executive compensation policies is to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the stockholders of the Company.

The Company’s executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company’s 401(k) savings plan.

Base Salary.    At the beginning of each year, the Compensation Committee establishes an annual salary plan for the Company’s senior executive officers based on each individual’s current base salary, base salaries paid by comparable companies to executives with similar responsibilities, the Company’s performance and the individual’s performance as measured by specific objectives.

Annual Incentive Compensation.    The Company’s executive bonus program is designed to provide its senior executive officers with cash incentives to achieve the Company’s goals. At the beginning of each year, the Compensation Committee establishes target annual bonuses for each executive officer, based on specific corporate and individual milestones and objectives. Cash bonuses are paid annually. For fiscal 2002, annual cash bonuses paid to the Named Executive Officers totaled $6,000.

Long-Term Equity Incentives.    The Company’s stock option program is designed to promote the identity of long-term interests between the Company’s employees and its stockholders and to assist in the retention of employees. The size of an executive’s option grant is generally intended by the Compensation Committee to reflect the executive’s position with the Company and his contributions to the Company. Executive stock options typically vest over a four-year period to encourage continued employment by the Company. In fiscal 2002, all stock options were granted at an option price equal to the fair market value of the Common Stock on the date of the grant.

Benefits

The Company’s executive officers are entitled to receive medical and life insurance benefits and to participate in the Company’s 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for fiscal 2002 for any of the Named Executive Officers.

Summary of Compensation of Chief Executive Officer

In fiscal 2002, Mr. Schroeder, the Company’s Chief Executive Officer, received base compensation of $291,520 and options to purchase 55,500 shares of Common Stock. Mr. Schroeder’s base salary was set by the Compensation Committee in the manner described above. Mr. Schroeder’s stock option bonus grants were based on Mr. Schroeder’s position with the Company and the Company’s achievement of certain objectives for 2002, including technical and product achievements, product shipments, financial targets, organizational goals, strategic initiatives, and the creation of shareholder value.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to the Company’s executive officers through option issuances under the Company’s stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee of the Board of Directors.

Michael J. Cudahy

Gerald B. Ostroski

Philip R. Sharp

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Cudahy, Mr. Ostroski, and Dr. Sharp. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Company’s Board of Directors is composed of four members and acts under a written charter first adopted and approved on June 16, 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional judgment may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The Audit Committee also considered whether the independent auditors’

provision of certain other, non-audit related services to the Company, which are referred to below under “Proposal 2—Ratification of Selection of Independent Auditors,” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors.

Richard A. Aube

Gerald B. Ostroski

James H. Ozanne

Robert W. Shaw, Jr.

Comparative Stock Performance

The following graph compares the cumulative total stockholder return on the Common Stock of the Company from September 28, 2000 (the first trading date following the Company’s initial public offering) to December 31, 2002 with the cumulative total return of (i) the Nasdaq Stock Market and (ii) a peer group, selected by the Company, consisting of companies that develop fuel cell products (the “Peer Group”). The Peer Group is composed of Ballard Power Systems, Inc., FuelCell Energy, Inc., H Power Corp., Hydrogenics Corporation, Millenium Cell Inc., Plug Power Inc., and Stuart Energy Systems Corporation (the “Peer Index”). This graph assumes the investment of $100.00 on September 29, 2000 in the Company’s Common Stock, the Nasdaq Stock Market and the Peer Index, and assumes any dividends are reinvested. Stuart Energy Systems Corporation is listed on the Toronto Stock Exchange and is not listed on any United States stock exchange or the Nasdaq Stock Market.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 with respect to shares of the Company’s Common Stock that may be issued under equity compensation plans:

	(a)	(b)	(c )
Plan Category	Number of securities to be Issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	3,941,525	$7.49	3,758,475
Equity compensation plans not approved by security holders	0	0	0

Total	3,941,525	$7.49	3,758,745

(1)	Consists of options awarded under the Company’s 1996 Stock Option Plan and the 2000 Stock Option Plan.
(2)	Excludes securities reflected in column (a).

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers. PricewaterhouseCoopers served as the Company’s independent auditors for the year ended December 31, 2002.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

PricewaterhouseCoopers billed the Company an aggregate of $130,400 in fees (exclusive of out-of-pocket expenses) for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

All Other Fees

During the fiscal year ended December 31, 2002, PricewaterhouseCoopers billed the Company an aggregate of $12,900 in fees (exclusive of out-of-pocket expenses) for services rendered in connection with tax compliance and other tax services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act required the Company’s directors, executive officers and holders of more than 10% of the Common Stock (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 2002 the Reporting Persons complied with all Section 16(a) filing requirements except for two late filings of Form 4 by Mr. Schroeder, and one late filing of Form 4 by Mr. Glidden and Mr. Molter.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

To be considered for inclusion in the proxy statement for the 2004 Annual Meeting, stockholder proposals, including director nominations, must be submitted to the Secretary of the Company at its principal executive offices at 10 Technology Drive, Wallingford, CT 06492, no later than the close of business on December 15, 2003.

If a stockholder of the Company wishes to present a proposal, including director nominations, directly at the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2003 Annual Meeting; provided that, in the event that the date of the 2004 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2003 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2004 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2004 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors,

Lawrence C. Moulthrop, Jr.

Secretary

April 28, 2003

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

PROTON ENERGY SYSTEMS, INC.

Proxy for the Annual Meeting of Stockholders to be held Tuesday, June 3, 2003

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned having received notice of the meeting and management’s proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Walter W. Schroeder and John A. Glidden, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Proton Energy Systems, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Omni New Haven Hotel at Yale, New Haven, CT 06510, on Tuesday, June 3, 2002 at 9:30 a.m. local time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

PROTON ENERGY SYSTEMS, INC.

Tuesday, June 3, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach and mail in the envelope provided.    ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR

BLACK INK AS SHOWN HERE  ☒

1. To elect the following two (2) Class III directors (except as marked below) for a three (3) year term.		2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Dr. Robert W. Shaw, Jr. ¡ Walter W. Schroeder	3. To transact such other business as may properly come before the meeting or any adjournment thereof.
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                          Date:                  Signature of Stockholder                                      Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.